Exhibit 10.3

Execution Version

AMENDMENT NO. 2 TO

PARENT COMPANY SUPPORT AGREEMENT

THIS AMENDMENT NO. 2 TO PARENT COMPANY SUPPORT AGREEMENT (the “Amendment”), dated as of April 16, 2021, is made pursuant to that certain Parent Company Support Agreement dated as of March 15, 2012, (as amended by the Amendment No. 1 to Parent Company Support Agreement, dated as of October 21, 2015, the “Agreement”), made by Domino’s Pizza, Inc., a Delaware corporation (“Holdco”), in favor of Citibank, N.A., as trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS, Holdco and the Trustee have entered into the Agreement;

WHEREAS, Section 5.2 of the Agreement provides, among other things, that the provisions of the Agreement may, from time to time, be amended, in writing, by the parties thereto, with the written consent of the Control Party;

WHEREAS, the execution and delivery of this Amendment has been duly authorized and all conditions and requirements necessary to make this Amendment a valid and binding agreement have been duly performed and complied with.

WHEREAS, Holdco wishes to amend the Agreement as set forth herein;

WHEREAS, the Control Party has consented to the amendments set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.    Defined Terms. Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Agreement.

Section 2.    Amendments.1

2.1.    The definition of “Holdco Debt Incurrence Test” in Section 1.1(b) of the Agreement is hereby amended and restated in its entirety as follows:

“‘Holdco Debt Incurrence Test’ means, with respect to any transaction or action in connection with the Incurrence of any Indebtedness by Holdco or any Holdco Consolidated Entity, a test that will be satisfied if, after giving effect to such transaction or action, the Holdco Leverage Ratio is less than or equal to 7.0x (or, on and after the Springing Amendments Implementation Date, 7.5x). For the avoidance of doubt, any Notes defeased, satisfied or discharged in accordance with the terms of the Indenture shall not be included in the calculation of the Holdco Leverage Ratio”

[1]	All modifications to existing provisions of the Agreement are indicated herein by adding the inserted text (indicated in the same manner as the following example: inserted text, ~~d~~e~~l~~e~~t~~e~~d t~~e~~xt)~~.

Section 3.    Effectiveness of Amendment. Upon the date hereof (i) the Agreement shall be amended in accordance herewith, (ii) this Amendment shall form part of the Agreement for all purposes and (iii) the parties and each Noteholder shall be bound by the Agreement, as so amended. Except as expressly set forth or contemplated in this Amendment, the terms and conditions of the Agreement shall remain in place and shall not be altered, amended or changed in any manner whatsoever, except by any further amendment to the Agreement made in accordance with the terms of the Agreement, as amended by this Amendment.

Section 4.    Representations and Warranties. Each party hereto represents and warrants to each other party hereto that this Amendment has been duly and validly executed and delivered by such party and constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms.

Section 5.    Binding Effect. This Amendment shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto, each Noteholder and each other Secured Party.

Section 6.    Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 7.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8.    Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Securitization Entities and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Parent Company Support Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

DOMINO’S PIZZA, INC.

By:
Name:
Title:

CITIBANK, N.A., in its capacity as Trustee

By:
Name:
Title:

CONSENT OF CONTROL PARTY

AND CONTROLLING CLASS

REPRESENTATIVE

MIDLAND LOAN SERVICES, a division

of PNC Bank, National Association, as the

Control Party in accordance with Section 2.4 of

the Servicing Agreement and it is capacity as

the Control Party to exercise the rights of the

Controlling Class Representative (pursuant to

Section 11.1(d) of the Indenture)

By:

Name:
Title:

[Signature Page to Amendment No. 2 to Parent Company Support Agreement]